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                                                                    EXHIBIT 12.1


                     RATIO OF EARNINGS TO FIXED CHARGES AND
                      PREFERRED STOCK DIVIDEND REQUIREMENTS

      The ratio of earnings to fixed charges and preferred stock dividend requirements for the six-month period ended June 30, 1999 was: 2.2:1

      For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         SIX MONTHS ENDED JUNE 30, 1999
                          (DOLLAR AMOUNTS IN THOUSANDS)

               EARNINGS:

               Net income                                                          $ 71,457
               Interest expense (including amortization debt discount /
                  premium and debt issuing costs)                                    38,357
               Amortization of capitalized interest                                      78
               Other adjustments                                                        205
                                                                                   --------
                                                                                   $110,097
                                                                                   ========

               FIXED CHARGES:

               Interest expense (including amortization of debt discount /
                  premium  and debt issuing costs)                                 $ 38,357
               Interest capitalized during the period                                   126
               Preferred stock dividends                                             11,461
               Other adjustments                                                        205
                                                                                   --------
                                                                                   $ 50,149
                                                                                   ========

               RATIO OF EARNINGS TO FIXED CHARGES                                     2.2:1
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